UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 29, 2007
CytoCore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-935	36-4296006

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
414 N. Orleans St. Suite 502
Chicago, Illinois 60610
(Address of principal executive offices and zip code)
312-222-9550
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
Dismissal of Certifying Accountant
     On June 29, 2007, CytoCore, Inc. dismissed Amper, Politziner & Mattia, P.C. (“Amper”) as their independent registered public accounting firm.
     The report of Amper on the Company’s financial statements as of and for the fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for the uncertainty that the Company had recurring losses from operations and as a result was dependent upon access to additional external financing, which raised substantial doubt about the Company’s ability to continue as a going concern.
     In connection with its audit for the fiscal year ended December 31, 2006 and through June 29, 2007, there have been no disagreements with Amper, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to such matters in its report on the financial statements for such year.
     During the year ended December 31, 2006, and in the subsequent interim periods preceding the dismissal of Amper, the Company did not have any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B, except for the material weaknesses in internal control over financial reporting as described below. In connection with its audit of the Company’s financial statements for the year ended December 31, 2006, Amper brought to the Company’s attention and advised and discussed with the Audit Committee certain material weaknesses identified as follows:
1.	The Company currently has insufficient resources and an insufficient level of monitoring and oversight, which may restrict the Company’s ability to gather, analyze and report information relative to the financial statements in a timely manner, including insufficient documentation and review of the selection and application of generally accepted accounting principles to significant non-routine transactions. In addition, the limited size of the accounting department makes it impractical to achieve an optimum segregation of duties.

2.	The Company currently has an insufficient level of monitoring and oversight controls for contracts and agreements. This may restrict the Company’s ability to gather, analyze and report information relative to the financial statements in a timely manner, including insufficient documentation and review of the selection and application of generally accepted accounting principles to significant non-routine transactions.

3.	The Company currently has insufficient resources, tools and expertise to properly value equity instruments in accordance with generally accepted accounting principles.

4.	The Company does not have the needed expertise in house to appropriately handle all tax related matters and related accounting treatment.

5.	The Company’s current accounting package has very limited controls built into the software and allows data to be easily modified, added or deleted without a detailed audit trail.
     The Company has authorized Amper to respond fully to the inquires of its successor accountant concerning the subject matter of the items discussed above.
Appointment of New Certifying Accountant
     On July 2, 2007, the Company engaged L J Soldinger Associates, LLC (“LJSA”) as its independent registered public accounting firm to audit the Company’s financial statements and to perform reviews of interim financial statements. The change in accounting firms was recommended and approved by the Audit Committee.
     During the Company’s two most recent fiscal years and through June 29, 2007, neither the Company nor anyone acting on its behalf consulted LJSA regarding either (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered by LJSA on the Company’s financial statements and either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was the subject of disagreement or reportable event, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-B.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following Exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 16.1	Letter from Amper, Politziner & Mattia, P.C.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoCore, Inc.
By:	/s/ Robert F. McCullough, Jr.
Robert F. McCullough, Jr.
Chief Financial Officer

Date: July 5, 2007